Exhibit E-2
Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Annual Report to the Securities and Exchange Commission on Form U5S of Energy East Corporation for the year ended December 31, 2003, filed pursuant to the Public Utility Holding Company Act of 1935, of our report dated January 30, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in Central Maine Power Company's Annual Report on Form 10-K for the year ended December 31, 2003.

Pricewaterhouse Coopers LLP New York, New York April 29, 2004